Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2005, in Amendment No. 6 to the Registration Statement (Form S-11 No. 333-122802) and related Prospectus of JER Investors Trust Inc. dated July 11, 2005.

/s/ Ernst & Young LLP

McLean, Virginia

July 6, 2005